Exhibit 1.1

                                10,000,000 UNITS
                      WESTERN UNITED FINANCIAL CORPORATION

                             UNDERWRITING AGREEMENT
                             ----------------------



                                                                 _________, 2007


Sandler O'Neill & Partners, L.P.,
  as Representative of the several Underwriters
named in Schedule I hereto,
919 Third Avenue, 6th Floor,
New York, New York  10022

Ladies and Gentlemen:

        Western United Financial Corporation, a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the
"UNDERWRITERS"), for whom Sandler O'Neill & Partners, L.P. is acting as representative (the "REPRESENTATIVE"), an aggregate of 10,000,000 units of the Company (the "FIRM UNITS"), with each unit consisting of one (1) share of the Company's common stock, par value $0.01 per share (the "COMMON STOCK"), and one
(1) warrant (such warrants being referred to herein collectively as the "WARRANTS") to purchase Common Stock. The Company also grants to the Underwriters, subject to the terms and conditions stated herein, an option to purchase up to 1,500,000 additional Units (the "OPTION UNITS"). The Firm Units and the Option Units are herein collectively referred to as the "UNITS"; and the Units, the shares of Common Stock and the Warrants included in the Units, and the shares of Common Stock issuable upon exercise of the Warrants are herein referred to as the "SECURITIES". The terms of the Warrants are set forth in the form of Warrant Agreement (as defined in Section 1(aa) hereof).

        1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                (a) (i) A registration statement on Form S-1 (File No. 333-138263) in respect of the Securities and the Representative's Securities (as defined in Section 4(b) hereof) has been filed with the Securities and Exchange Commission (the "COMMISSION"); copies of such registration statement, including any amendments thereto, the preliminary prospectuses contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you; such registration statement, together with any registration statement filed pursuant to Rule 462(b) (the "RULE 462(B) REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "ACT"), and including the information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of such registration statement at the time it was declared effective (the "EFFECTIVE DATE") is referred to herein as the "REGISTRATION STATEMENT"; each

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preliminary  prospectus  included  in the  Registration  Statement  prior to the
Effective Date or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "PRELIMINARY PROSPECTUS"; the final prospectus relating to the Securities, in the form filed pursuant to Rule 424(b) under the Act, is hereinafter called the "PROSPECTUS"; the Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to each of the other Underwriters, have been declared effective by the Commission in such form; the Company has complied with all requests of the Commission for additional or supplemental information; and no stop order suspending the effectiveness of the Registration Statement, and post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; and

                        (ii) The Company has filed with the Commission a registration statement on Form 8-A (File Number 000-_______________) providing for the registration under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), of the Units, the Warrants and the Common Stock. The Units, the Warrants and the Common Stock have been duly listed and admitted and authorized for trading, subject only to official notice of issuance, on the American Stock Exchange (sometimes referred to herein as "AMEX"), and the Company knows of no reason or set of facts which is likely to adversely affect such approval.

                (b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission. The Prospectus, when filed with the Commission, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder. The Prospectus, as of its date and on the applicable Time of Delivery (as defined in Section 4 hereof), will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that no representation or warranty is made as to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being agreed that the Underwriters' Information (as defined in Section 8(a) below) is the only such information.

                (c) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, when they became effective or are filed with the Commission as the case may be, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder; on the effective date (with respect to the Registration Statement and any further amendments) and at any Time of Delivery (as defined in Section 4 hereof) (with respect to the Prospectus and any amendment or supplement thereto), the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and when filed and at any Time of Delivery, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein,

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it being agreed that the Underwriters' Information is the only such information.
Each Preliminary Prospectus and the Prospectus when filed, if filed by electronic transmission, pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Units.

                (d) As of the Applicable Time, the Statutory Prospectus and the information included on Schedule II hereto, considered together (collectively, the "GENERAL DISCLOSURE PACKAGE") did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that no representation or warranty is made as to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein, it being agreed that the Underwriters' Information is the only such information. As used in this Agreement:

                "APPLICABLE TIME" means ___:00 [a/p]m (Eastern time) on the date of this Agreement; and

                "STATUTORY PROSPECTUS" as of any time means the most recent Preliminary Prospectus relating to the Securities that is included in the Registration Statement immediately prior to such time.

                (e) The Company has no subsidiaries and owns no interest in any company, corporation, partnership, joint venture or similar entity.

                (f)     Since the  respective  dates as of which  information is
given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth or contemplated in the each of the General Disclosure Package and the Prospectus, (A) there has not been any change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, business prospects, financial position, stockholders' equity or results of operations of the Company (a "MATERIAL ADVERSE EFFECT"), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                (g) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification.

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                (h)     The Company  has the  authorized  capitalization  as set
forth in each of the General Disclosure Package and the Prospectus under the caption "CAPITALIZATION," and all of the issued and outstanding securities of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws, and conform to the description of such securities contained in each of the General Disclosure Package and the Prospectus. The Private Placement Units and Private Placement Common Stock (each as defined in Section 1(ii) below) have been duly and validly authorized and, when issued and delivered against payment therefor, will be fully paid and nonassessable, will be issued in compliance with federal and state securities laws, and will conform to the description of such securities contained in each of the General Disclosure Package and the Prospectus. No such securities were or will be issued in violation of the preemptive or similar rights of any security holder of the Company, and no person has any preemptive or similar right to purchase any shares of capital stock or other securities of the Company. Based on the assumptions stated in the Registration Statement, the General Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted capitalization set forth therein.

                (i) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized. The shares of Common Stock included as part of the Units and issuable upon exercise of the Warrants, when issued and delivered against payment therefor as provided in accordance with the terms thereof, will be duly and validly issued and fully paid and nonassessable. Each of such Securities will conform to the description of the Units, Common Stock and Warrants contained in each of the General Disclosure Package and the Prospectus. The holders thereof are not and will not be subject to personal liability by reason of being such holders. The forms of certificates for the Securities conform to the corporate law of the jurisdiction of the Company's incorporation. The Representative's Purchase Option (as defined in Section 4(b) below), the Representative's Warrants (as defined in section 4(b) below) and the Warrants, when issued, will constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof and such Representative's Purchase Option, the Representative's Warrants and the Warrants are enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                (j) Except as described in each of the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other securities in the Company and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or otherwise register any securities of the Company owned or to be owned by such person.

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                (k)     This  Agreement,   the  Warrant  Agreement,   the  Trust
Agreement (as defined in Section 4(a) below), the Subscription Agreement (as defined in Section 1(ii) below) and the Escrow Agreement (as defined in Section 1(cc) below) have been duly and validly authorized by the Company and constitute, and the Representative's Purchase Option, has been duly validly authorized by the Company and, when executed and delivered, will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                (l) The issue and sale of the Securities and the Representative's Securities by the Company and the compliance by the Company with all of the provisions of this Agreement, the Warrant Agreement, the Representative's Purchase Option, the Trust Agreement, the Subscription
Agreement and the Escrow Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject (collectively, the "AGREEMENTS AND INSTRUMENTS"), nor will any such action (A) result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any law, statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each, a "GOVERNMENTAL ENTITY") having jurisdiction over the Company or any of its properties or (B) constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or other encumbrance upon any assets or operations of the Company pursuant to, any of the Agreements and Instruments except pursuant to the Trust Agreement and except pursuant to the repayment of that certain Promissory Note between the Company and Richard Alston, dated October 18, 2006; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the issue and sale of the Securities or the Representative's Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Warrant Agreement, the Representative's Purchase Option, the Trust Agreement, the Subscription Agreement and the Escrow Agreement, except (i) the registration under the Act and the 1934 Act, of the Securities, (ii) as may be required under the rules and regulations of the National Association of Securities Dealers, Inc. ("NASD") (iii) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriters or the purchase and sale of the Representative's Securities, and (iv) any regulatory approvals required in order for the Company to consummate the Business Combination. As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

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                (m)     The Company is not (A) in violation  of its  certificate
of incorporation or by-laws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments.

                (n) The financial statements included in each of the Registration Statement, the General Disclosure Package and the Prospectus, together with the supporting schedules, if any, and notes, present fairly the financial condition of the Company at the dates indicated and the results of operations and cash flows of the Company for the periods specified. Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved; such financial statements and related schedules comply with the applicable accounting requirements of the Act and the rules and regulations promulgated thereunder. The selected financial data and the summary financial information included in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included.

                (o) Vavrinek, Trine, Day & Co., LLP ("VTD"), who have certified the financial statements and supporting schedules of the Company, included in the Registration Statement, the General Disclosure Package and the Prospectus are independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board of the United States ("PCAOB"); and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the "SARBANES-OXLEY ACT") with respect to the Company.

                (p) The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with the management's general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management's general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (q) Except as disclosed in each of the General Disclosure Package and the Prospectus, the Company is conducting its respective businesses in compliance with all statutes, laws, rules, regulations, judgments, decisions, directives, orders and decrees of any Governmental Entity applicable to the Company.

                (r) Other than as set forth in each of the General Disclosure Package and the Prospectus, there are no legal or governmental actions, suits, investigations or proceedings before or by any Governmental Entity, now pending or, to the best of the Company's knowledge, threatened or contemplated by Governmental Entities or threatened by others, to which the Company is a party or of which any property or asset of the Company is the subject (A) that are

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required to be  disclosed  in the  Registration  Statement  by the Act or by the
rules and regulations of the Commission  thereunder and not disclosed therein or
(B) which, if determined adversely to the Company, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there are no contracts or documents of the Company that are required to be described in the Registration Statement or to be filed as exhibits thereto by the Act or by the rules and regulations of the Commission thereunder which have not been so described and filed.

                (s) The statistical and market related data contained in each of the General Disclosure Package, the Prospectus or the Registration Statement are based on or derived from sources which the Company believes are reliable and accurate.

                (t) Except with respect to the letter agreement between Western United Financial Corporation and the Representative, the form of which is filed as Exhibit 10.5 to the Registration Statement (the "WARRANT PURCHASE AGREEMENT"), neither the Company nor any affiliate of the Company nor any person acting on their behalf has taken, nor will the Company or any affiliate or any person acting on their behalf take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; the transactions contemplated by the Warrant Purchase Agreement will comply with Rule 10b5-1 and Rule 10b-18 under the 1934 Act and will follow the guidelines of the Division of Market Regulation as set forth in the SEC No-Action Letter, dated October 12, 2005, to Key Hospitality Acquisition Corporation.

                (u) The Company is not and, after giving effect to the offering and sale of the Securities, and after receipt of payment for the Securities and the application of such proceeds as described in each of the General Disclosure Package and the Prospectus, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

                (v) Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (E) made any payment of funds to the Company or received or retained funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in each of the General Disclosure Package and the Prospectus, that is not described in each of the General Disclosure Package and the Prospectus as required.

                (w) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency

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(collectively, the "MONEY LAUNDERING LAWS") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

                (x) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other, that is required by the Act to be described in each of the General Disclosure Package and the Prospectus and that is not so described.

                (y) Except as described in each of the General Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

                (z) The Company is in compliance with the provisions of the Sarbanes-Oxley Act, applicable to the Company, and the rules and regulations of the Commission thereunder applicable to the Company and the Company will comply with those provisions of the Sarbanes-Oxley Act that will become effective, if applicable to the Company, in the future upon their effectiveness; and the Company is in compliance with the applicable rules and regulations of the American Stock Exchange. Without limiting the generality of the foregoing, there is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with (as and when applicable), and immediately following the effectiveness of the Registration Statement the Company will be in compliance with, Sections 301, 402, 802 and 1102 of the Sarbanes-Oxley Act and Part 8 of the American Stock Exchange's "AMEX Company Guide," as amended. Further, there is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with (as and when applicable), and immediately following the effectiveness of the Registration Statement the Company will be in compliance with, all other provisions of the Sarbanes-Oxley Act and the American Stock Exchange corporate governance requirements set forth in the AMEX Company Guide, as amended.

                (aa) The Company has entered into a warrant agreement with respect to the Warrants and the Representative's Warrants with Wells Fargo Bank, National Association ("WELLS FARGO") substantially in the form of Exhibit 4.4 to the Registration Statement (the "WARRANT AGREEMENT").

                (bb) The Company has obtained the duly executed agreements filed as Exhibits 10.7 through 10.13 to the Registration Statement (the "INSIDER LETTERS").

                (cc) The Initial Stockholders have entered into an escrow agreement (the "ESCROW AGREEMENT") with Wells Fargo (the "ESCROW AGENT") substantially in the form of Exhibit 10.6 to the Registration Statement. To the Company's knowledge, the Escrow Agreement is enforceable against each of the Initial Stockholders (except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought) and will not, with or without the giving of notice or the lapse of time or both, result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, any agreement or instrument to which any of the Initial Stockholders is a party.

                (dd) The Company has entered into the Trust Agreement with respect to certain proceeds of the offering, as well as the gross proceeds from the issuance and sale of the Private Placement Common Stock, substantially in the form of Exhibit 10.3 to the Registration Statement.

                (ee) The Company does not have any specific Business Combination under consideration and the Company has not (nor has anyone on its behalf) contacted any prospective acquisition candidate or had any discussions, formal or otherwise, with respect to such a transaction.

                (ff) Upon delivery and payment for the Firm Units at the First Time of Delivery, the Company will not be subject to Rule 419 under the Act and none of the Company's outstanding securities will be deemed to be a "penny stock" as defined in Rule 3a-51-12 under the 1934 Act.

                (gg) To the Company's knowledge, all information contained in the questionnaires completed by each of the Initial Stockholders and provided to the Representative as an exhibit to his or her Insider Letter is true and correct in all material respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires by each Initial Stockholder to become inaccurate and incorrect in any material respect.

                (hh) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder's, consulting or origination fee by the Company or any Initial Stockholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company's knowledge, any Initial Stockholder that may affect the Underwriters' compensation, as determined by the NASD. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder's fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any NASD member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the effective date of the Registration Statement. None of the net proceeds of the offering will be paid by the Company to any participating NASD member or its affiliates, except as specifically authorized herein and except as may be paid in connection with an initial Business Combination and/or one or more other transactions after the initial Business Combination, including without limitation in connection with the payment of investment banking fees, fees in connection with fairness opinions and the like. Based on questionnaires distributed to such persons, no officer, director or any beneficial owner of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member. The Company will advise the Representative if it learns that any such person is or becomes an affiliate or associated person of an NASD member participating in the offering.

                (ii) The Company and Western United Funding, LLC ("WUF") have entered into that certain Subscription Agreement (the "SUBSCRIPTION AGREEMENT"), dated as of October 26, 2006, pursuant to which WUF is irrevocably committed to purchase from the Company, subject to the terms of the Subscription Agreement, 62,500 Units (the "PRIVATE PLACEMENT UNITS") and up to an aggregate of $1,000,000 of Common Stock (the "PRIVATE PLACEMENT COMMON STOCK").

        2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per unit of $7.52, which amount is net of discounts and commissions, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Option Units as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Option Units as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option Units by a fraction, the numerator of which is the maximum number of Option Units which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in
Schedule I hereto and the denominator of which is the maximum number of Option Units that all of the Underwriters are entitled to purchase hereunder.

                The Company hereby grants to the Underwriters the right to purchase at their election up to 1,500,000 Option Units, at the purchase price per share set forth in the paragraph immediately above, for the sole purpose of covering overallotments in the sale of the Firm Units. Any such election to purchase Option Units may be exercised in whole or in part only by written notice from you to the Company, which notice shall be given within a period of 30 calendar days after the date of this Agreement and shall set forth the aggregate number of Option Units to be purchased and the date on which such Option Units are to be delivered. In no event shall the Company be obligated to deliver such Option Units earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

                It is understood that each Underwriter has authorized the Representative, for such Underwriter's account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Units and the Option Units, if any, which such Underwriter has agreed to purchase. Sandler O'Neill & Partners, L.P., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Units or the Option Units, if any, to be purchased by any Underwriter whose funds have not been received by Sandler O'Neill & Partners, L.P. by the relevant Time of Delivery but such payment shall not relieve such Underwriter from its obligations hereunder.

        3. Upon the authorization by you of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

        4. (a) The Units to be purchased by each Underwriter hereunder, in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours prior notice to the Company, shall be delivered by or on behalf of the Company to the Representative, through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same day) funds payable as follows: (i) with respect to the Firm Units, (A) $75,500,000 (which amount includes $1,600,000, or $0.16 per Unit, as a deferred discount to be paid to the Underwriters upon consummation of the initial Business Combination) shall be deposited in the trust fund established by the Company for the benefit of the public stockholders as described in the Registration Statement (the "TRUST FUND") pursuant to the terms of an investment management trust agreement (the "TRUST AGREEMENT") and (B) $500,000 shall be paid to the order of the Company, and (ii) with respect to the Option Units, $7.68 per Option Unit sold shall be deposited in the Trust Fund pursuant to the Trust Agreement (which amount includes $0.16 per Option Unit to be held in the Trust Fund as a deferred discount to be paid to the Underwriters upon consummation of the initial Business Combination). The time and date of such delivery and payment shall be, with respect to the Firm Units, 9:30 a.m., Eastern Time, on _______, 2007 or such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Option Units, 9:30 a.m., New York time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters' election to purchase such Option Units, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Firm Units is herein called the "FIRST TIME OF DELIVERY," such time and date for delivery of the Option Units, if not the First Time of Delivery, is herein called the "SECOND TIME OF DELIVERY," and each such time and date for delivery, including delivery of the Representative's Purchase Option, is herein called a "TIME OF DELIVERY."

                (b) The Company hereby agrees to issue and sell to the Representative on the date hereof an option in substantially the form filed as
Exhibit 4.5 to the Registration Statement ("REPRESENTATIVE'S PURCHASE OPTION") for the purchase of an aggregate of five hundred thousand (500,000) units (the "REPRESENTATIVE'S UNITS") for an aggregate purchase price of $100.00. Each of the Representative's Units is identical to the Firm Units, except that the Warrants included in the Representative's Units ("REPRESENTATIVE'S WARRANTS") have an exercise price of seven dollars and fifty cents ($7.50), which is equal to one hundred twenty-five percent (125%) of the exercise price of warrants sold to the public. The Representative's Purchase Option shall be exercisable, in whole or in part, commencing on the later of the consummation of an acquisition by the Company, through a merger, capital stock exchange, asset acquisition, exchangeable share transaction, stock purchase or other similar business combination, of one or more banks, thrifts and their respective holding companies and other financial services organizations located in and around California ("BUSINESS COMBINATION"), or one year from the date hereof, and expiring on the four-year anniversary of the date hereof (or, if earlier, the date on which the Warrants shall have been redeemed) at an initial exercise price per Representative's Unit of ten dollars ($10.00). The Representative understands and agrees that there are restrictions against transferring the

Representative's Purchase Option. Delivery and payment for the Representative's Purchase Option shall be made on the Closing Date. The Company shall deliver to the Underwriter, upon payment therefor, certificates for the Representative's Purchase Option in the name or names and in such authorized denominations as the Representative's may request. The Representative's Purchase Option, the Representative's Units, the Representative's Warrants and the shares of Common Stock issuable upon exercise of the Representative's Warrants are hereinafter referred to collectively as the "REPRESENTATIVE'S SECURITIES."

                (c) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Units and any additional documents requested by the Underwriters pursuant to Section 7(i) hereof, will be delivered at the offices of Jenkens & Gilchrist, P.C. in Dallas, Texas (the "CLOSING LOCATION"), and the Units will be delivered through the facilities of DTC, all at such Time of Delivery. A meeting will be held at the Closing Location at _____ p.m., Eastern Time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "NEW YORK BUSINESS DAY" shall mean each Monday,
Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

        5.      The Company agrees with each of the Underwriters:

                (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which you shall not previously have been advised and furnished with a copy and to which you shall have reasonably objected in writing; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, promptly to use its reasonable efforts to obtain the withdrawal of such order.

                (b) The Company represents and agrees that it has not made and will not make any offer relating to the Units that would constitute an "issuer free writing prospectus," as defined in Rule 433 under the Act, or that would otherwise constitute a "free writing prospectus," as defined in Rule 405 under the Act.

                (c) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                (d) On the second New York Business Day succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                (e) To make generally available to its security holders as soon as practicable, but in any event not later than fifteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company (which need not be certified or audited unless required by the Act or the rules and regulations thereunder) complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158);

                (f) Upon your request, during a period of five years from the effective date of the Registration Statement, or until such earlier time upon which the Company is required to be liquidated, to furnish to you copies of all reports or other communications (financial or other) furnished to security holders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request.

                (g) For a period of five years from the effective date of the Registration Statement, or until such earlier time upon which the Company is required to be liquidated, the Company will use its reasonable efforts to maintain the registration of the Securities and the Representative's Securities under the provisions of the Exchange Act. For a period of five years from the effective date of the Registration Statement, or until such earlier time upon which the Company is required to be liquidated or the Representative no longer holds the Representative's Purchase Option, the Company will not deregister the Units under the Exchange Act without the prior written consent of the Representative.

                (h) For a period of five years from the effective date of the Registration Statement, or until such earlier time upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company's financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information and the filing of the Company's Form 10-Q quarterly report.

                (i) Prior to the First Time of Delivery, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement the General Disclosure Package and the Prospectus;

                (j) The Company will not consummate a Business Combination with any entity which is affiliated with any Initial Stockholder. The Company shall not pay any Initial Stockholder or any of their affiliates or family members any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of an initial Business Combination; provided that the Initial Stockholders shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating an initial Business Combination;

                (k) Until such time upon which the Company is required to be liquidated, the Company will use its reasonable efforts to effect and maintain the listing of the Securities and the Representative's Securities on AMEX. Unless the Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market, the Company will apply to be included in Standard & Poor's Daily News and Corporation Records Corporate Descriptions for a period of five years from the consummation of a Business Combination and shall take such steps as may be necessary to obtain a secondary market trading exemption for the Company's securities in the State of California. Unless the Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Global Market, the Company shall also take such other action as may be reasonably requested by the Representative to obtain a secondary market trading exemption in such other states as may be requested by the Representative.

                (l)     The Company  will take all  necessary  actions to ensure
that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance with (i) all applicable provisions of the Sarbanes-Oxley Act that are then in effect and shall take such steps as are necessary  to  ensure  that it  will  be in  compliance  with  other  applicable provisions of the Sarbanes-Oxley Act not currently in effect upon the effectiveness of such provisions and (ii) the requirements of the American Stock Exchange's AMEX Company Guide.

                (m) For a period equal to five years from the date hereof or until such earlier time upon which the Company is required to be liquidated, the Company will not take any action or actions which may prevent or disqualify the Company's use of Form S-1 (or other appropriate form) for the registration of the Warrants and the Representative's Warrants under the Act.

                (n) Except with respect to the Warrant Purchase Agreement, the Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

                (o) The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (p) To use the net proceeds received by it from the sale of the Units pursuant to this Agreement in the manner specified in each of the General Disclosure Package and the Prospectus under the caption "Use of Proceeds" in all material respects.

                (q) The Company will maintain a transfer agent, warrant agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Securities.

                (r) If the Company elects to rely on Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

                (s) To file with the Commission such information on Form 10-K or Form 10-Q as may be required by Rule 463 under the Act.

                (t) The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (the "AUDITED FINANCIAL STATEMENTS") reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall promptly file a Current Report on Form 8-K with the Commission, which Report shall contain the Company's Audited Financial Statements.

                (u) In the event any person or entity (excluding attorneys, accountants, engineers, environmental or labor consultants, investigatory firms, technology consultants and specialists and similar service providers that are not affiliated or associated with the NASD and are not brokers or finders) is engaged, in writing, to assist the issuer in finding or evaluating a merger candidate, the Company will provide the following to the NASD and the Representative prior to consummation of an initial Business Combination: (i) copies of agreements governing said services (which details or agreements may be appropriately redacted to account for privilege or confidentiality concerns), and (ii) a justification as to why the person or entity providing the merger and acquisition services should not be considered an "underwriter or related person" with respect to the Company's initial public offering as such term is defined in Rule 2710(a)(6) of the NASD Conduct Rules and the Company agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the initial Business Combination.

                (v) The Company shall cause the portion of the proceeds of the offering to be held in the Trust Fund to be invested only in "government securities" or money market funds (as specified in the Trust Agreement) with specific maturity dates as set forth in the Trust Agreement and disclosed in the Prospectus. The Company will otherwise use its reasonable efforts to conduct its business (both prior to and after the consummation of an initial Business Combination) in a manner so that it will not become subject to the Investment Company Act.

                (w) Other than in connection with the consummation of a Business Combination, the Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any shares of Common Stock or any options or other securities convertible into Common Stock, or any shares of preferred stock which participate in any manner in the Trust Fund or which vote as a class with the Common Stock on a Business Combination.

                (x) The Company hereby agrees that prior to commencing its due diligence investigation of any entity which the Company seeks to acquire (the "TARGET BUSINESS") or obtaining the services of any vendor, it will use its reasonable efforts to attempt to cause the Target Business or the vendor, as the case may be, to execute a waiver letter in the form attached hereto as Annexes I and II, respectively. It is understood that the Company may not be able to obtain such letters in some or all circumstances and that, nonetheless, the Company may still proceed with such due diligence investigations and enter into agreements with, or obtain services from, such parties, as applicable. Furthermore, each Initial Stockholder, of the Company shall execute a waiver letter in the form attached hereto as Annex III.

                (y) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its certificate of incorporation or by-laws; and

                (z) The Company agrees: (i) that, prior to the consummation of any Business Combination, it will submit such transaction to the Company's stockholders for their approval (the "INITIAL TRANSACTION VOTE") even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the
Company does not effect a Business Combination within 24 months from the consummation of this offering, the Company will be liquidated as described in the Prospectus. With respect to the Initial Transaction Vote, the Company has entered into agreements with all of the Initial Stockholders to vote the shares of Common Stock owned by them immediately prior to this offering, including without limitation the shares of Common Stock underlying the Private Placement Units, in accordance with the majority of IPO Shares (as hereinafter defined) voted, in person or by proxy, at a meeting of the Company's stockholders called for the purpose of obtaining the Initial Transaction Vote. At the time the Company seeks approval of any potential Business Combination, the Company will offer each of the holders of the Company's Common Stock issued in this offering (the "IPO SHARES") the right to convert such holder's IPO Shares at a per share price equal to the amount in the Trust Fund (inclusive of any interest income therein, minus taxes and accrued interest not exceeding $1,000,000 in the aggregate distributable to the Company as described in the Prospectus, and excluding any deferred underwriting discounts and commissions) on the record date (the "CONVERSION PRICE") for determination of stockholders entitled to vote upon the proposal to approve such Business Combination (the "RECORD DATE") divided by the total number of IPO Shares (including any shares held by the Initial Stockholders). If the Company elects to proceed with a Business Combination, it will convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion and who voted against the initial Business Combination. If a majority in interest of the IPO Shares voted are not voted in favor of any initial Business Combination or the holders of 20% or more in interest of the IPO Shares vote against approval of any potential initial Business Combination and exercise their conversion rights, the Company will not proceed with such initial Business Combination and will not covert such shares.

                (aa) The Company shall advise the NASD if it is aware that any 5% or greater stockholder of the Company (other than the Representative or its affiliates) becomes an affiliate or associated person of an NASD member participating in the distribution of the Securities.

                (bb) The Company agrees that it will use its reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its reasonable efforts to prevent any of the Company's outstanding securities from being deemed to be a "penny stock" as defined in Rule 3a-51-1 under the Exchange Act during such period.

                (cc) The Company agrees that the initial Target Business(es) that it acquires must have an aggregate fair market value equal to at least 80% of the Company's net assets (excluding deferred underwriting compensation) at the time of such acquisition. The fair market value of such business(es) must be determined by the Board of Directors of the Company based upon standards the Board believes are generally accepted by the financial community. If the Board of Directors of the Company is not able to independently determine that the Target Business(es) have an aggregate fair market value of at least 80% of the Company's net assets valued at the time of such acquisition (excluding deferred underwriting compensation), the Company will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the NASD with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value of the Target Business if the Company's Board of Directors independently determines that the Target Business(es) does have sufficient fair market value;

                (dd) The Company shall, immediately upon receipt, deposit into the Trust Fund the gross proceeds received from the issuance and sale of the Private Placement Common Stock. Such amounts shall be held in the Trust Fund in trust for the benefit of the public stockholders in accordance with the terms of the Trust Agreement; and

                (ee) As of the Closing Date, the Company shall have established a reserve, and at all times until the earlier of the consummation of an initial Business Combination or the liquidation of the Company shall maintain such a reserve, of not less than $100,000 for payment of (i) potential claims by vendors, Target Business(es) and service providers and (ii) costs and expenses of liquidation and dissolution of the Company.

        6. The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses of the Company in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Units; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws, including the reasonable fees and disbursements (not to exceed $15,000) of one counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey;
(iv) all fees and expenses in connection with listing the Securities on the American Stock Exchange; (v) the filing fees incident to, and the reasonable fees and disbursements of one counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Units; (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Without limiting the generality of the foregoing, the Company further agrees that it will pay to the Representative a nonaccountable expense allowance equal to 1.0% of the gross proceeds received by the Company from the sale of the Firm Units (less any amounts previously paid) by deduction from the proceeds of the offering contemplated herein.

        7. The obligations of the Underwriters hereunder, as to the Units to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof (or a post-effective amendment shall have been filed and declared effective in accordance with the requirements of Rule 430A); if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Eastern Time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

                (b) Jenkens & Gilchrist, P.C., counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus as amended or supplemented and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

                (c) Skadden, Arps, Slate, Meagher & Flom, LLP, counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, to the effect set forth in Annex IV hereto.

                (d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., Eastern Time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, VTD shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex V hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex V(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto).

                (e) Since the respective dates as of which information is given in each of the General Disclosure Package and the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, the effect of which is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in each of the General Disclosure Package and the Prospectus.

                (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on AMEX; (ii) a suspension or material limitation in trading in the Company's securities on AMEX; (iii) general moratorium on commercial banking activities declared by either Federal, or New York or California State, authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or a material adverse change in general economic, political or financial conditions, including without limitation as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), or any other calamity or crisis, if the effect of any such event specified in this clause (iv); and in each case, in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

                (g) The Securities to be sold at such Time of Delivery shall have been accepted to be listed on the American Stock Exchange.

                (h)     The Company shall have  complied with the  provisions of
Section 5(d) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement.

                (i) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections
(a) and (e) of this Section and as to such other matters as you may reasonably request.

                (j) The Company shall have delivered to the Representative executed copies of the Escrow Agreement, the Trust Agreement, the Warrant Agreement, Warrant Purchase Agreement, the Subscription Agreement and each of the Insider Letters.

                (k) The Company shall have delivered to the Representative the Representative's Purchase Option duly executed by the Company.

                (l) The Company shall have caused each of the Initial Stockholders to furnish to you, on or prior to the date of this Agreement, a letter substantially in the form previously agreed to (the "LOCKUP AGREEMENTS"); and such Lockup Agreements shall be in full force and effect.

                (m) The Warrant Purchase Agreement between the Representative, on the one hand, and WUF on the other hand, substantially in form as filed as Exhibit 10.5 to the Registration Statement (the "WARRANT PURCHASE AGREEMENT") shall be in full force and effect.

        8. (a) The Company shall indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package or the Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package or the Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein (provided that the Company and the Underwriters hereby acknowledge and agree that the only such information is the seventh, thirteenth and fourteenth paragraphs of the section entitled "Underwriting" in the Prospectus (collectively, the "UNDERWRITERS' INFORMATION").

                (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package or the Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the General Disclosure Package or the Prospectus, when considered together with the General Disclosure Package, or any such amendment or supplement, in reliance upon and in conformity with the Underwriters' Information, and will reimburse the Company for any legal or other out-of-pocket expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the indemnified party and the indemnifying party are named as defendants, the indemnified party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the indemnified party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party, with the reasonable fees and reasonable expenses of such counsel to be paid by such indemnifying party if, based upon the written opinion of counsel of such indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The

Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the Act) any Underwriter, or any of the respective partners, directors, officers and employees of any Underwriter or any such controlling person; and the obligations of the Underwriters under this
Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), each officer of the Company who signs the Registration Statement and to each person, if any, who controls the Company, within the meaning of the Act.

        9. (a) If any Underwriter shall default in its obligation to purchase the Units which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Units on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Units, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Units on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Units, or the Company notifies you that it has so arranged for the purchase of such Units, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "UNDERWRITER" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Units.

                (b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Units which remains unpurchased does not exceed one-tenth of the aggregate number of all the Units to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Units which such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                (c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by you and the Company as provided in Section 9(a) hereof, the aggregate number of such Units which remains unpurchased exceeds one-tenth of the aggregate number of all the Units to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in Section 9(b) hereof to require non-defaulting Underwriters to purchase Units of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Option Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Units.

        11. If this Agreement is terminated pursuant to Section 9 hereof, the Company shall not be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Units are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses, including reasonable fees and reasonable disbursements of counsel, incurred by the Underwriters in connection with the transactions contemplated hereby, including, without limitation, marketing, syndication and travel expenses incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Units not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

        12.     The Company acknowledges and agrees that:

                (a) in connection with the sale of the Units, the Underwriters have been retained solely to act as underwriters, and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement;

                (b) the price of the Units set forth in this Agreement was established following discussions and arms-length negotiations between the Company and the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

                (c) it has been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

                (d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

        13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

                All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representative at 919 Third Avenue, 6th Floor, New York, NY 10022, Attention: General Counsel; and if to the Company, shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement, Attention: V. Charles Jackson; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company, and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        15. Time shall be of the essence of this Agreement. As used herein, the term "BUSINESS DAY" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        17. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                        Very truly yours,
                                        WESTERN UNITED FINANCIAL
                                        CORPORATION



                                        By:
                                              ----------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------




Accepted as of the date hereof:
SANDLER O'NEILL & PARTNERS, L.P.,
as Representative of the several Underwriters

By:  Sandler O'Neill & Partners Corp.,
the sole general partner


By:
      ------------------------------------
Name:
      ------------------------------------
Title:
      ------------------------------------

                                   SCHEDULE I


                                                              NUMBER OF OPTIONAL
                                                                 UNITS TO BE
                                            TOTAL NUMBER OF      PURCHASED IF
                                              FIRM UNITS        MAXIMUM OPTION
                   UNDERWRITER              TO BE PURCHASED       EXERCISED
                   -----------              ---------------       ---------
Sandler O'Neill & Partners, L.P.

[NAMES OF OTHER UNDERWRITERS]...........




          Total.........................

                                   SCHEDULE II


1.      ___________ Firm Units to be sold to the Underwriters.

2. The price per share of the Firm Units to be sold to the Underwriters is $___.